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                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT


         This Employment Agreement is hereby entered into this 1st day of April, 1999, between AAF-McQuay Inc. ("Company") and Bruce D. Krueger ("Employee"), who are collectively referred to herein as the "Parties".

         WHEREAS, Company intends to consolidate and relocate its Corporate Headquarters to Louisville, Kentucky;

         WHEREAS, Company wants to provide an incentive to certain key employees, including Employee, to relocate to Louisville by providing, among other things, certain enhancements to Company's existing relocation policy;

         WHEREAS, Company wishes to assure itself of the services of Employee for the period provided in this Agreement upon the terms and conditions contained herein; and

         WHEREAS, Employee desires to serve in the employ of Company on a full-time basis for such period and upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration as hereinafter recited, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, covenant and agree as follows:

         1. Employee agrees to relocate to Louisville, Kentucky, on or before September 1, 1999, and continue his employment with Company in his position as Vice President - Corporate Controller and to perform his customary and regular duties, for at least two (2) years after the Effective Date. For purposes of this Agreement, "Effective Date" shall be defined as the date of Employee's relocation as described herein.

         2. If Employee agrees to and does relocate to Louisville, Kentucky, as described in paragraph 1 above, and if he has not breached any of the provisions of this Agreement (including, without limitation, paragraph 4 hereof) ("Breach"), then in that event Company agrees to the following:

                  (a) To continue to pay Employee his salary at not less than his current monthly rate of $14,375 (Fourteen Thousand Three Hundred Seventy-five Dollars).

                  (b) To provide Employee with assistance in his relocation as outlined in the 1999 Corporate Headquarters Group Move Relocation Policy (03/01/99), a copy of which is attached hereto and incorporated herein by reference.


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                  (c) If prior to the expiration of two (2) years from the
         Effective Date Employee's employment is terminated not for cause, to pay Employee his then current salary for either (i) the period of time from date of termination up to and including two (2) years after the Effective Date or (ii) six months, whichever period is greater, as termination pay ("Termination Pay"). Any payment hereunder will be made in accordance with standard Company policy on separation.

                  (d) And, if prior to the expiration of two (2) years from the Effective Date Employee's employment is terminated not for cause, to pay reasonable costs for movement of Employee's household goods to Employee's state of original residence or another state at Employee's election so long as the costs are comparable to the costs of relocation to original residence. Any payment hereunder will be made in accordance with standard Company policy on household effects moving.

         4. Employee recognizes that Company's business interests require a confidential relationship between Company and Employee. Accordingly, EMPLOYEE AGREES DURING HIS EMPLOYMENT WITH COMPANY AND FOR A TWO-YEAR PERIOD THEREAFTER TO KEEP CONFIDENTIAL AND NOT TO DISCLOSE TO ANYONE ANY CONFIDENTIAL OR PROPRIETARY INFORMATION OF COMPANY, INCLUDING THE PROVISIONS OF THE 1999 CORPORATE HEADQUARTERS GROUP MOVE RELOCATION POLICY (03/01/99).

         5. The Parties consent to submit to the personal jurisdiction of any state or federal court located in the State of Kentucky in the event any dispute arises out of this Agreement. The validity and construction of this Agreement and any of its provisions shall be determined under the laws of the State of Kentucky.

         6. Company shall require any successor to all or substantially all of the business and/or the assets of Company, whether directly or indirectly, by purchase, merger, consolidation, any other form of reorganization, or otherwise, by an agreement in form and substance satisfactory to Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as Company would be required to perform if no such succession had taken place.

         7. This Agreement supersedes all prior Agreements between the Parties concerning the subject matter hereof, and this Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by Employee and by the President of Company.

         8. Employee acknowledges that Employee has read this Agreement in its entirety, understands its terms and conditions, that Employee has had the opportunity to consult with any individuals of Employee's choice, including legal counsel, that Employee is entering this Agreement of Employee's own free will, without coercion from any source, and that Employee agrees to abide by all of the terms and conditions herein contained.


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         IN WITNESS HEREOF, the Parties have duly executed this Agreement as of the day and year first written above.

WITNESS:                                    AAF-McQUAY INC.


/s/ Gary Boyd                               By:/s/ Joseph B. Hunter
---------------------------                    ---------------------------------
                                                   Joseph B. Hunter
                                                   President and Chief Executive
                                                   Officer


/s/ Dixie L. Randle                         /s/ Bruce D. Krueger
---------------------------                 ------------------------------------
                                            Employee


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